Mosaic Income Trust
Post-Effective Amendment May 1, 1998
Computation of Performance Data
(As of December 31, 1997)

                         Bond Fund   Government Fund  High Yield Fund
30-Day Yield

Income                    5,707.21      48,429.93       27,279.10
Expenses                    997.49       6,222.88        5,173.32
Average Daily Shares
  Outstanding            53,203.07     908,722.43      556,549.48
Maximum Offering Price       20.75           7.21            9.89
30-Day Yield                  5.17%          7.86%           4.87%

Total Return

12/31/97 Factor           1,611.89       3,277.43        3,167.85
12/31/96 Factor           1,520.13       3,043.12        2,881.92
12/31/92 Factor           1,250.42       2,508.43        2,104.98
12/31/87 Factor                          1,639.01        1,428.32
Inception Factor          1,000.00       1,000.00        1,000.00
Day Since Inception       2,809          5,277           5,277

Aggregate Returns
One-Year                      6.04%          7.70%           9.92%
Five-Year                    28.91%         30.66%          50.49%
Ten-Year                                    99.96%         121.79%
Since Inception              61.19%        227.79%         216.79%

Annualized Returns
Five-Year                     5.21%          5.49%           8.52%
Ten-Year                                     7.18%           8.29%
Since Inception               6.40%          8.56%           8.31%